Exhibit 99

MEREDITH REPORTS FISCAL 2021 FIRST QUARTER RESULTS
Delivers Record First Quarter Digital Advertising and Political Revenues
Generates Operating Cash Flow of $79 Million; $201 Million Cash on Hand
DES MOINES, IA (November 5, 2020) – Meredith Corporation (NYSE: MDP; Meredith.com) today reported fiscal 2021 first quarter results as summarized below:

Three Months Ended September 30, 2020	Results	Variance from Prior Year
(In millions)
Total revenues	$693.5	(4)%

Earnings from continuing operations	42.3	F
Net special items [1,2]	7.8	(15)%
Earnings from continuing operations before special items [2]	50.1	F
Adjusted EBITDA [2]	143.2	17%
Net cash provided by operating activities	78.9	F
Free cash flow [2]	69.6	F
F represents favorable improvements greater than 100%. U represents unfavorability greater than 100%.
1	Special items primarily consist of severance and restructuring costs for the three months ended September 30, 2020.
2	See Tables 1-3 for supplemental disclosures regarding non-GAAP financial measures.

“We are off to an encouraging start to fiscal 2021, with 15 percent growth in national digital advertising to a record high, and a 43 percent increase in local political spot advertising from the prior cycle two years ago,” said Meredith President and Chief Executive Officer Tom Harty. “While the COVID-19 pandemic continues to impact total Company revenues, sequentially our year-over-year performance has continued to recover. Our efforts to enhance financial flexibility and control costs have produced tangible results as demonstrated by our growth in operating profit and free cash flow. We anticipate these improvements will continue benefiting shareholders as macroeconomic conditions continue to improve and enable us to more meaningfully shift our focus to deleveraging and other long-term initiatives.”

Record Digital Advertising and Political Drives Profit Growth

Fiscal 2021 first quarter revenues were $694 million, down 4 percent from the prior-year period. Declines due to COVID-19 and previously announced magazine portfolio adjustments were partially offset by record first quarter revenue performance for National Media Group digital advertising and Local Media Group political revenues.

Fiscal 2021 first quarter earnings from continuing operations more than tripled to $42 million from $12 million in the prior-year period. Adjusted EBITDA grew 17 percent to $143 million due primarily to digital advertising and political revenue growth.

Fiscal 2021 first quarter cash flow from operations was $79 million, compared to a use of $14 million in the prior-year period, and free cash flow was $70 million, compared to a use of $29 million in the prior-year period, as Meredith benefited from political revenues, effective working capital improvements, lower compensation-related items, and lower restructuring payments.

Meredith had cash and cash equivalents of $201 million as of September 30, 2020, up from $132 million at June 30, 2020, and zero drawn on its $350 million revolving credit facility.

Portfolio and Capabilities Continue to Evolve to Meet Consumer, Client Opportunity

Meredith’s portfolio of national media brands – including industry leading PEOPLE, Allrecipes and Better Homes & Gardens – collectively serve more than 120 million American women. Consumers count on Meredith’s brands to deliver trusted information and inspiration while marketers are attracted by Meredith’s leadership reach in the entertainment, food, parenting, home, travel and health categories. Most of Meredith’s local media brands – located in large, fast-growing markets such as Phoenix, Portland and Las Vegas – are consistently ranked No. 1 or No. 2 in news viewership in their markets.
Meredith continues to evolve its portfolio and capabilities, including strategic investments over the long term in its digital platform, to drive stronger consumer engagement and higher returns for its clients. Highlights from the first quarter of fiscal 2021 include:
•The launch of Meredith’s Data Studio, which offers advertising solutions that harness the Company's proprietary first-party data and predictive insights to help inform its clients' marketing, product and business strategies. The Data Studio is one of the enhanced features of Meredith’s new digital platform.
•Advancement of Meredith’s video and audio strategies. Meredith announced new podcasts from its PEOPLE and InStyle brands. Video views to Meredith’s owned and operated properties grew by 9 percent compared to the prior-year period.

•A 16 percent increase in total sessions for Meredith’s National Media Group sites from the prior-year period, driven in part by strong performance from Meredith’s entertainment and food sites, particularly PEOPLE.com and Allrecipes.com.

•Strong growth from Meredith’s brand licensing and ecommerce activities including Apple News+, along with digital couponing, content and affiliate commerce. These activities helped drive 21 percent growth in licensing and digital and other consumer driven revenues from the prior-year period.

•The launch of Meredith’s PEOPLE television show, which is the No. 1 new program of the 2020 season. Meredith recently announced a nationwide distribution agreement with Sony Pictures Television. Meredith debuted the PEOPLE show in September in each of its 12 local broadcast markets, PEOPLE.com and PEOPLE TV, its over-the-top media service. The PEOPLE show’s success provides a clear example of a strong Meredith brand being monetized across additional channels.

“Our readers and advertisers recognize the strength and durability of our portfolio of brands and businesses, which have become even more relevant as consumers continue to seek high quality content they can trust,” Harty said. “Advertisers want safe, reliable and high-performing digital platforms where they can reach those consumers. Digital media is evolving today in ways that favor Meredith’s extensive reach and first-party capabilities. Importantly, we continue to identify opportunities to benefit from consumer related revenue streams, empowered by our audience reach of more than 190 million engaged consumers, including nearly 95 percent of adult women in the United States.”

CONFERENCE CALL PRESENTATION SLIDES AND WEBCAST

Meredith will post a presentation containing further detail on fiscal 2021 first quarter results to the investor relations section of Meredith.com at approximately 7:00 a.m. EST. Additionally, Meredith will host a conference call on November 5, 2020, at 8:00 a.m. EST to discuss fiscal 2021 first quarter results. A webcast will be accessible to the public on the Company’s website, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at Meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results are common supplemental measures of performance used by investors and financial analysts.

Management believes that free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results provide additional analytical tools. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings from continuing operations and operating profit. Adjusted EBITDA is defined as earnings from continuing operations before interest expense, income taxes, depreciation, amortization and special items. These special items have been removed as they have been deemed to be non-operational in nature. Comparable results remove the impact of portfolio changes in our magazine business to facilitate year-over-year comparisons. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures.

Results before special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid to further understand Meredith’s current performance, performance trends and financial condition. Reconciliations of GAAP to non-GAAP measures are attached to this press release and available at Meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to PEOPLE TV’s distribution and the Company’s anticipated 2021 fiscal year cash generation and liquidity. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all; the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the Company’s ability to comply with the terms of its debt financing; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation has been committed to service journalism for 119 years. Today, Meredith uses multiple distribution platforms – including broadcast television, print, digital, mobile and video – to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group brands serve more than 190 million unduplicated American consumers, including 120 million women and 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith’s leading national brands include PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living and Martha Stewart Living. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the Company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets – including Atlanta, Phoenix, St. Louis and Portland – and 13 in the Top 50. Meredith's stations produce 745 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

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Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

Three months ended September 30,	2020	2019
(In millions except per share data)
Revenues
Advertising related	$358.5	$379.6
Consumer related	318.7	323.1
Other	16.3	22.5
Total revenues	693.5	725.2
Operating expenses
Production, distribution, and editorial	241.1	273.7
Selling, general, and administrative	311.2	330.8
Acquisition, disposition, and restructuring related activities	14.1	14.1
Depreciation and amortization	49.0	58.5
Impairment of long-lived assets	—	5.2
Total operating expenses	615.4	682.3
Income from operations	78.1	42.9
Non-operating income, net	5.6	8.6
Interest expense, net	(43.5)	(38.9)
Earnings from continuing operations before income taxes	40.2	12.6
Income tax benefit (expense)	2.1	(0.5)
Earnings from continuing operations	42.3	12.1
Loss from discontinued operations, net of income taxes	—	(6.0)
Net earnings	$42.3	$6.1

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$0.88	$(0.17)
Discontinued operations	—	(0.13)
Basic earnings (loss) per common share	$0.88	$(0.30)
Basic average common shares outstanding	46.0	45.6

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$0.88	$(0.17)
Discontinued operations	—	(0.13)
Diluted earnings (loss) per common share	$0.88	$(0.30)
Diluted average common shares outstanding	46.0	45.6

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

Three months ended September 30,	2020	2019
(In millions)
Revenues
Advertising related
National media	$227.6	$271.0
Local media	131.1	109.1
Intersegment revenue elimination	(0.2)	(0.5)
Total advertising related	358.5	379.6
Consumer related
National media	227.1	243.5
Local media	91.6	79.6
Total consumer related	318.7	323.1
Other
National media	13.0	18.4
Local media	3.3	4.1
Total other	16.3	22.5
Total revenues	$693.5	$725.2

Operating profit
National media	$31.5	$28.1
Local media	63.8	38.4
Unallocated corporate	(17.2)	(23.6)
Income from operations	$78.1	$42.9

Depreciation and amortization
National media	$40.0	$47.4
Local media	8.6	9.6
Unallocated corporate	0.4	1.5
Total depreciation and amortization	$49.0	$58.5

Adjusted EBITDA [1]
National media	$76.1	$90.6
Local media	79.9	48.9
Unallocated corporate	(12.8)	(17.1)
Total adjusted EBITDA	$143.2	$122.4
1     Adjusted EBITDA is earnings from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Continued

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

Three months ended September 30,	2020	2019
(In millions)
Revenues
National media
Print	$108.5	$160.4
Digital	105.1	91.6
Third party sales	14.0	19.0
Total advertising related	227.6	271.0
Subscription	133.4	150.5
Newsstand	35.1	42.6
Affinity marketing	14.4	13.9
Licensing	24.1	20.0
Digital and other consumer driven	20.1	16.5
Total consumer related	227.1	243.5
Project based	9.9	14.4
Other	3.1	4.0
Total other	13.0	18.4
Total national media	467.7	532.9
Local media
Non-political spot	56.8	76.8
Political spot	51.7	2.6
Digital	4.3	4.2
Third party sales	18.3	25.5
Total advertising related	131.1	109.1
Retransmission	91.4	79.6
Digital and other consumer driven	0.2	—
Total consumer related	91.6	79.6
Other	3.3	4.1
Total local media	226.0	192.8
Intersegment revenue elimination	(0.2)	(0.5)
Total revenues	$693.5	$725.2

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2020	June 30, 2020
(In millions)
Current assets
Cash and cash equivalents	$201.0	$132.4
Accounts receivable, net	484.7	461.9
Inventories	32.9	34.2
Current portion of subscription acquisition costs	225.2	213.2
Other current assets	73.3	43.1
Total current assets	1,017.1	884.8
Property, plant, and equipment, net	387.9	399.9
Operating lease assets	396.1	404.6
Subscription acquisition costs	234.8	221.6
Other assets	229.6	232.4
Intangible assets, net	1,616.9	1,647.5
Goodwill	1,719.4	1,719.3
Total assets	$5,601.8	$5,510.1

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$4.1	$4.1
Current portion of operating lease liabilities	35.6	35.2
Accounts payable	137.6	121.1
Accrued expenses and other liabilities	161.6	168.1
Current portion of unearned revenues	413.6	403.2
Total current liabilities	752.5	731.7
Long-term debt	2,983.5	2,981.8
Operating lease liabilities	458.2	466.7
Unearned revenues	280.1	267.5
Deferred income taxes	467.9	463.8
Other noncurrent liabilities	211.1	210.4
Total liabilities	5,153.3	5,121.9

Shareholders’ equity
Common stock	40.4	40.3
Class B stock	5.1	5.1
Additional paid-in capital	236.3	227.6
Retained earnings	242.0	197.6
Accumulated other comprehensive loss	(75.3)	(82.4)
Total shareholders’ equity	448.5	388.2
Total liabilities and shareholders' equity	$5,601.8	$5,510.1

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Three months ended September 30,	2020	2019
(In millions)
Net cash provided by (used in) operating activities	$78.9	$(13.5)

Cash flows from investing activities
Acquisitions of and investments in businesses and assets, net of cash acquired	—	(14.5)
Net proceeds from disposition of assets, net of cash sold	—	0.3
Additions to property, plant, and equipment	(9.3)	(15.9)
Other	0.3	—
Net cash used in investing activities	(9.0)	(30.1)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	165.0
Repayments of long-term debt	(1.0)	(105.0)
Dividends paid	—	(41.6)
Purchases of Company stock	(0.4)	(1.8)
Proceeds from common stock issued	0.4	0.5
Financing lease payments	(0.6)	(0.7)
Net cash provided by (used in) financing activities	(1.6)	16.4
Effect of exchange rate changes on cash and cash equivalents	0.3	0.3
Change in cash held-for-sale	—	9.3
Net increase (decrease) in cash and cash equivalents	68.6	(17.6)
Cash and cash equivalents at beginning of period	132.4	45.0
Cash and cash equivalents at end of period	$201.0	$27.4

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show earnings from continuing operations as reported under accounting principles generally accepted in the United States of America (GAAP) and excluding the special items. Earnings from continuing operations before special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended September 30,	2020	2019
(In millions except per share data)
Earnings from continuing operations	$42.3	$12.1
Special items
Write-down of impaired assets	—	5.2
Severance and related benefit costs	12.4	6.1
Integration and restructuring costs	3.6	8.4
Gain on sale of businesses and assets	—	(0.4)
Release of lease guarantee	—	(8.0)
Loss (gain) on investment	(3.6)	1.1
Other	(1.9)	—
Special items subtotal	10.5	12.4
Tax benefit on special items	(2.7)	(3.2)
Net special items	7.8	9.2
Earnings from continuing operations before special items (non-GAAP)	$50.1	$21.3

Diluted earnings per share attributable to common shareholders before special items (non-GAAP)
Continuing operations	$0.88	$(0.17)
Per share impact of net special items	0.16	0.20
Earnings per share from continuing operations before special items (non-GAAP)	$1.04	$0.03

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as earnings from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended September 30, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$467.7	$226.0

Net earnings				$42.3
Income tax benefit				(2.1)
Interest expense, net				43.5
Non-operating income, net				(5.6)
Operating profit	$31.5	$63.8	$(17.2)	78.1
Special items included in operating profit
Severance and related benefit costs	4.6	7.2	0.6	12.4
Integration and restructuring costs	0.2	—	3.4	3.6
Other	(0.9)	—	(1.0)	(1.9)
Total special items included in operating profit	3.9	7.2	3.0	14.1
Operating profit before special items (non-GAAP)	35.4	71.0	(14.2)	92.2
Non-operating income, net	4.3	0.3	1.0	5.6
Special item included in non-operating income, net – gain on sale of investment	(3.6)	—	—	(3.6)
Depreciation and amortization	40.0	8.6	0.4	49.0
Adjusted EBITDA (non-GAAP)	$76.1	$79.9	$(12.8)	$143.2

Segment operating margin	6.7%	28.2%
Segment adjusted EBITDA margin	16.3%	35.4%

Table 2 Continued

Three months ended September 30, 2019	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$532.9	$192.8

Net earnings				$6.1
Loss from discontinued operations, net of income taxes				6.0
Earnings from continuing operations				12.1
Income tax expense				0.5
Interest expense, net				38.9
Non-operating income, net				(8.6)
Operating profit	$28.1	$38.4	$(23.6)	42.9
Special items included in operating profit
Write-down of impaired assets	5.2	—	—	5.2
Severance and related benefit costs	5.1	0.6	0.4	6.1
Integration and restructuring costs	3.0	—	5.4	8.4
Gain on sale of businesses and assets	(0.4)	—	—	(0.4)
Total special items included in operating profit	12.9	0.6	5.8	19.3
Operating profit before special items (non-GAAP)	41.0	39.0	(17.8)	62.2
Non-operating income (expense), net	9.1	0.3	(0.8)	8.6
Special item included in non-operating income (expense), net
Release of lease guarantee	(8.0)	—	—	(8.0)
Loss on investment	1.1	—	—	1.1
Total special items included in non-operating income (expense), net	(6.9)	—	—	(6.9)
Depreciation and amortization	47.4	9.6	1.5	58.5
Adjusted EBITDA (non-GAAP)	$90.6	$48.9	$(17.1)	$122.4

Segment operating margin	5.3%	19.9%
Segment adjusted EBITDA margin	17.0%	25.4%

Table 3

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by (used in) operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free cash flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended September 30,	2020	2019
(In millions)
Net cash provided by (used in) operating activities	$78.9	$(13.5)
Less: additions to property, plant, and equipment	(9.3)	(15.9)
Free cash flow	$69.6	$(29.4)